Exhibit 99.1

Contact:	Charles L. Dunlap, CEO
Gregory J. Pound, President
Frederick W. Boutin, CFO
303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES APPOINTMENT OF INDEPENDENT DIRECTOR

October 27, 2010	Immediate Release

Denver, Colorado ─ TransMontaigne Partners L.P. (“Partnership”) (NYSE: TLP) today announced the appointment of  Jay A. Wiese to serve as an independent director of the Board of Directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership, effective October 26, 2010.  Mr. Wiese will also serve as a member of the Conflicts Committee of the General Partner.

From December 2006 to the present, Mr. Wiese has served as the Managing Member of Liberated Partners LLC, a global energy consulting business with a focus on client strategy, acquisitions, logistics, business development and operational analysis.  From 1982 to October 2006, Mr. Wiese served in various senior management positions, including most recently Vice President, with Magellan Midstream Partners, L.P., where he had responsibility over Magellan Terminal Holdings in the areas of commercial and business development, acquisitions and operations.  Mr. Wiese holds a Bachelor of Science degree in Business from Oklahoma State University where Mr. Wiese is on the Foundation’s Board of Governors and a member of the Investment Committee.

Based upon the appointment of Mr. Wiese, the Board of Directors of the General Partner is comprised of seven directors, three of which are affiliated with Morgan Stanley Capital Group Inc., the indirect owner of the General Partner, and four of which are independent directors as defined under the independence standards established by the New York Stock Exchange.  Set forth below is a list of the directors and the committees of the Board of Directors of the General Partner upon which such directors serve:

1670 Broadway • Suite 3100 • Denver, CO  80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO  80217-5660

www.transmontaignepartners.com

Name	Title
Stephen R. Munger	Affiliated Director and Chairman of the Board
Randall P. O’Connor	Affiliated Director
Goran Trapp	Affiliated Director
Henry M. Kuchta	Independent Director and a member of the Audit Committee and Conflicts Committee
Jerry R. Masters	Independent Director, Chairman of the Audit Committee, Chairman of the Compensation Committee and a member of the Conflicts Committee
David A. Peters	Independent Director, Chairman of the Conflicts Committee and a member of the Audit Committee and Compensation Committee
Jay A. Wiese	Independent Director and member of the Conflicts Committee

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 8, 2010, and the Form 10-Q for the quarterly period ended June 30, 2010, filed with the Securities and Exchange Commission on August 9, 2010.

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